NASDAQ: WHLR September 2017 Exhibit 99.1

SAFE HARBOR This presentation may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause the actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions it can give no assurance that expected results will be achieved, and actual results may differ materially from expectations. Specifically, the Company’s statements regarding: (i) the anticipated implementation and the ability to create value through the Company’s growth, acquisition, anchor tenant backfills, leasing and disposition strategy; (ii) the future generation of value to the Company from the acquisition of service orientated retail properties in secondary and tertiary markets; (iii) the ability of the Company to acquire service oriented retail properties; (iv) the ability of ‘necessity-based’ products or services to be less impacted by e-commerce or fluctuations in the economy; (v) the development and return on undeveloped properties; (vi) the expected revenue from the Sea Turtle Marketplace re-development; (vii) the expected fee income from leasing and management services; (viii) Columbia Firehouse rent commencement in 1Q 2018; and (ix) 2017 AFFO guidance for the Third Quarter and Fourth Quarter are forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this presentation. For additional factors that could cause the operations of the Company to differ materially from those listed in the forward-looking statements are discussed in the Company's filings with the U.S. Securities and Exchange Commission, which are available for review at www.sec.gov. The Company undertakes no obligation to publicly revise these forward‐looking statements to reflect events or circumstances that arise after the date hereof.

CORPORATE PROFILE



Wheeler Real Estate Investment Trust

Exchange:	NASDAQ
Ticker:	WHLR
Market Cap[1]:	$106.6 million
Stock Price[1]:	$11.37
Common Shares and Operating partnership Units Outstanding:	9.37 million
Annualized Dividend:	$1.36

Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing retail properties with a primary focus on grocery-anchored centers. Wheeler's portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that are generally leased by nationally and regionally recognized retailers of consumer goods and that generate attractive risk-adjusted returns.

Board of Directors

Jon Wheeler	Chairman
Jeffrey Zwerdling	Lead Independent Director
Stewart Brown	Independent Director
Kurt Harrington	Independent Director
David Kelly	Non-Independent Director
William King	Independent Director
John McAuliffe	Independent Director
Carl McGowan	Independent Director
John Sweet	Independent Director

Corporate Officers

Jon Wheeler	Chief Executive Officer
Wilkes Graham	Chief Financial Officer
David Kelly	Chief Investment Officer
Robin Hanisch	Corporate Secretary
M. Andrew Franklin	SVP, Operations

Investor Relations

Laura Nguyen Director of Investor Relations
Laura@whlr.us
(757) 627-9088

Analyst Coverage

Compass Point Research & Trading, LLC
Steve Shaw
sshaw@compasspointllc.com
(646) 448-3028

JMP Securities
Mitch Germain
mgermain@jmpsecurities.com
(212) 906-3546

FBR Capital Markets
Craig Kucera
craigkucera@fbr.com
(703) 862-5249

3

1) As of September 11, 2017

COMPANY OVERVIEW Wheeler is an internally-managed REIT focused on acquiring well-located, necessity-based retail properties In November 2012, the Company listed on the NASDAQ with eight assets and a market cap of $15.8 million Targets grocery-anchored shopping centers in secondary and tertiary markets with strong demographics and low competition Acquires properties at attractive yields and significant discount to replacement cost Current portfolio of 73 properties with approximately 4.9 million square feet of Gross Leasable Area 64 shopping center/retail properties, 7 undeveloped land parcels, one redevelopment property and one self-occupied office building Approximately 90% of centers are anchored or shadow-anchored by a grocery store Dedicated management team with strong track record of acquiring and selling retail properties through multiple phases of the investment cycle 2Q 2017 highlights: $0.40 AFFO, in line with guidance Achieved full dividend coverage 70 basis point increase in occupancy since 1Q 2017 Sale of 2 land parcels Focus on SE and Mid-Atlantic Markets Market Cap & Gross Property Value Trajectory Year 2012 2013 2014 2015 2016 Property Value $42.66M $82.65M $136.44M $251.47M $409.36M Market Cap* $20.3M $30.5M $29.7M $127.9M $115.7M *Only considers the Common Stock

Nine directors – 7 independent directors and 2 non-independent directors Representation from institutional shareholders as well as former, REIT executives Newly formed Operating Committee for operational review, strategic planning, and streamlined interaction with management KEY INVESTMENT HIGHLIGHTS National and regional merchants represent majority of Wheeler’s tenants Predominately grocery-anchored portfolio with diverse tenant base 73 properties across 12 states in the Mid-Atlantic, Northeast, Southeast and Southwest Majority of tenants provide non-cyclical consumer goods and services that present less exposure to e-commerce impact on retail Acquires dominant retail centers with a solid base of occupied households with discretionary income High Quality Existing Portfolio Increased revenues through outparcel development Opportunity to re-tenant anchor spaces with higher credit rated tenants at potentially higher rents Company is prepared to adapt to the changes in retail environment, leveraging its strong retailer relationships Necessity-Based Retail Leased and occupied rates of approximately 94.31% and 93.74%, respectively, for WHLR properties, in line with the shopping center industry average of 94.5%1occupied, as of June 30, 2017 Active portfolio management with leasing services, property and asset management disciplines in-house Experienced management team with over 150 years of real estate experience Looking Ahead Operational Excellence Board of Directors Predominantly fixed rate, long-term debt Recently restructured the terms of Key Bank line of credit to reduce interest expense Reduced leverage through asset dispositions Debt Profile Source: ICSC http://quickstats.icsc.org/ViewSeries.aspx?id=12738

Wilkes Graham Chief Financial Officer Over 18 years experience in the real estate and financial services industries Previously served as Director of Research and as a Senior Sell-Side Equity Research Analyst at Compass Point Research & Trading, LLC As a Real Estate Analyst, he forecasted earnings and predicted the stock performance for over 30 publicly traded REITs, real estate operating companies and homebuilders and conducted due diligence on over 35 capital market transactions Jon S. Wheeler Chairman and CEO Over 35 years of experience in the real estate industry focused solely on retail In 1999, founded Wheeler Interests, LLC (“Wheeler Interests”), a company which WHLR considers its predecessor firm, and oversaw the acquisition and development of 60 shopping centers totaling 4 million square feet Has overseen the acquisition and operations of over 70 properties in 12 states since going public in 2012 WHLR’s executive officers, together with the management teams of its service companies, have an aggregate of over 150 years of experience in the real estate industry. EXPERIENCED Management Team Dave Kelly Chief Investment Officer Over 25 years of experience in the real estate industry Previously served 13 years as Director of Real Estate for Supervalu, Inc., a Fortune 100 supermarket retailer Focused on site selection and acquisition for Supervalu from New England to the Carolinas completing transactions totaling over $500 million Andy Franklin SVP, Operations 18 years of experience in the commercial real estate industry Previously served as Acquisitions Officer for Phillips Edison & Company, specializing in asset and property management

Integrated Platform Wheeler restructured its organization in October 2014 bringing acquisition, leasing, property management, development and re-development services in–house Over 50 associates between the Company’s headquarters in Virginia Beach and Charleston regional office Ability to scale platform as the Company grows Create value through intensive leasing and property expense management Outparcel development opportunities located at existing centers not underwritten as part of original acquisition purchase price Deep retailer relationships provide market knowledge Third party leasing and management services produce significant fee income The Company expects to reduce third party income and replaced with REIT income via new leasing $0.04/share of AFFO expected from new leasing from REIT to begin in 1Q 2018 Ability to earn fee income from off-balance sheet development or re-development opportunities utilizing in-house development expertise Asset Management Acquisitions & Development Leasing & Business Dev. Corporate & Accounting For a definition of AFFO, please see the Appendix

Type GLA % of GLA % of Annualized Base Rent Tenant Bond Rating (S&P / Moody’s) (2) Grocery 554,073 11.30 12.24 CCC+ / B3 Grocery 325,576 6.64 6.10 BBB / Baa2 Grocery 136,343 2.78 3.07 NR (3) Grocery 186,064 3.80 2.97 BBB / Baa1 (2) Grocery 179,175 3.65 2.80 NR Retail 114,298 2.33 1.55 NR (3) Grocery 39,946 0.81 1.31 BBB / Baa1 Grocery 54,838 1.12 1.29 NR Retail 75,291 1.54 1.24 NR / Baa2 Retail 56,343 1.15 1.09 BB+ / Ba1 Total 1,721,947 35.12% 33.64% TENANT OVERVIEW Top 10 tenants represent approximately 34% of the portfolio’s annualized base rent and 35% of total gross leasable area Focus on tenants that create consistent consumer demand, offering items such as food, postal, dry-cleaning, health services and off-price or discount retailers Minimal exposure to e-Commerce industry Strategic co-tenancy creates optimal cross shopping for consumers Retailers and businesses are the engines of local commerce As of 6/30/2017 Southeastern Grocers is parent company Kroger is parent company Top 10 Tenants1 Diversified Merchandise Mix1

DEVELOPMENT PIPELINE CREATES ADDITIONAL REVENUE OPPORTUNITIES Sea Turtle Marketplace Development expected to generate significant fee and interest income 146,842 square foot shopping center with prime, in-fill and high barrier to entry location in Hilton Head, SC In September 2016, Wheeler contributed land and loaned $11 million to the development in return for a $12 million note that earns 12% interest 95% pre-leased to national tenants including Stein Mart, Starbucks, and PetSmart Full-service grocery store will occupy 36,000 square feet and purchase just over two acres of land expected to close in November 2017 Significant leasing and development fee income from the $28 million project. As space is delivered and occupied, asset management fees will generate additional revenues for WHLR Delivery of fully-stabilized project expected to be Fall/Winter 2018 Independent directors, specific to this project, toured the project in Summer 2017 to evaluate future capital transactions related to the sale or refinance of the stabilized asset

DEVELOPMENT PIPELINE CREATES ADDITIONAL REVENUE OPPORTUNITIES Columbia Firehouse, Columbia, SC $7M Redevelopment opportunity purchased in 2015 Expected cash on cash return of 12% Desirable retail location in the “Vista” of South Carolina directly across from the State Capitol and within walking distance of the University of South Carolina Opportunity to utilize historic tax credits related to the redevelopment and use of existing material Building is 24,000 square feet and100% leased Average rent of $26.63 per square foot All rents expected to commence 1Q 2018 Tenant mix complements existing “Vista” retail and will provide additional dining options for 3 existing hotels Favorable demographics Potential Phase II component with fire tower under evaluation   1 Mile 2 Miles 3 Miles Population 12,295 40,848 81,247 Daytime Population 44,311 68,148 97,055 Households 3,346 15,935 33,962 Avg HH Income ($) 48,096 56,954 58,415 Med HH Income ($) 28,706 33,848 36,577 Median Age 22 25 29 Columbia Firehouse Redevelopment Source: Company documents

OUTPARCEL DEVELOPMENT PIPELINE CREATES ADDITIONAL REVENUE OPPORTUNITIES

WHEELER
REAL ESTATE INVESTMENT TRUST


OfficeMax
JO-ANN
fabrics and crafts
Petsense

Village of Martinsville, acquired in 4Q16


Potential Outparcel Development
belk

Village of Martinsville	
Location	Martinsville, VA
Square Feet	297,950
Purchase Price	$23.53 million
Anchor	Kroger
ROE	15.7%
Occupancy	96.1%

- Former mall re-developed in 2012 to open-air retail center
- Kroger lease term through 2022 with upward trending sales
- OfficeMax recently exercised option to renew until 2020
- High quality, credit tenants
- Upside potential through development of outparcels and additional leasing
- Strong demographics
- Located on "Main + Main" with high traffic counts

11

EARNINGS TRAJECTORY CONTINUES TO IMPROVE THROUGH SCALED OPERATIONS General and administrative expenses have been significantly reduced through strategic cost-containment initiatives Efforts included reducing third-party services as well as creating internal efficiencies Operating Committee of Independent Directors formed to provide tactical support and strengthen Board interaction with management Committee will review expenses, property operations and corporate financials *Annualized; Excluding acquisition and capital costs Reported 2Q 2017 AFFO of $0.40 in line with guidance 3Q 2017 AFFO guidance of $0.40 - $0.44 FY 2017 AFFO guidance of $1.48 - $1.52

STABLE PORTFOLIO FOCUSED ON NECESSITY-BASED SHOPPING Predominantly Grocery-Anchored Portfolio3 Strong Grocer Rent to Sales4 59% of grocery store GLA with a rent/sales ratio below 3% Company believes necessity-based shopping centers are more able to adapt to potential shifts in the retail landscape and are more insulated from e-commerce Provide goods and services desired by surrounding community The average consumer in the US makes a trip to a grocery store 1.6 times per week1 From 2010-2016, US grocer sales increased 22.6% demonstrating strength of the traditional grocery store2 Strong National and Regional Tenants 79% of Wheeler's GLA is occupied by national & regional tenants Source: http://www.fmi.org/research-resources/supermarket-facts) Source: (https://www.census.gov/retail/marts/www/adv44510.txt) Based on percentage of gross leasable area with a grocery store included in the shopping center or as a shadow-anchor as of June 30, 2017. Based on from 37 grocers who report sales to WHLR in our current portfolio.

PERIMETER SQUARE Location Tulsa, OK Square Feet 58,277 Anchor Aspire Fitness 2016 % Leased 95.1% ABR $733,601 ABR/SF $13.23 Status as of Full Rent Commencement of Aspire Fitness Lease % Leased 85.2% ABR $679,361 ABR/SF $13.68 OPERATIONAL EXPERTISE 26,000 square foot anchor tenant, formerly Career Point, back-filled within 75 days with 19,470 square foot, higher credit tenant, Aspire Fitness 1,300 square foot LOI executed with national credit tenant and additional 7,343 square feet of remaining Career Point vacancy marketed and quoted at a higher rate than that of the former tenant Aspire Fitness lease accounts for $0.06 of AFFO once rent commences versus $0.05 from previous tenant, leaving potential for additional $0.01-$0.02/share on remaining leasable square footage Well Located Assets Pair Well With In-House Leasing Expertise

STRATEGIC PLAN FOR ANCHOR TENANT BACKFILLS

WHEELER
REAL ESTATE INVESTMENT TRUST

- Current portfolio has three anchor vacancies, all announced 2Q17
- Closure of Martin's at Brook Run Shopping Center announced post merger of Ahold & Delhaize
  - Store closed in August 2017 and lease term runs through August 2020
- Southeastern Grocers reduced its footprint and closed 2 WHLR BI-LO locations in Bluffton and Boiling Springs, South Carolina
  - Cypress Shopping Center and Shoppes at Myrtle Park stores closed in June 2017 and lease terms expire in Spring 2018
  - No other closures announced for 2017
  - Average remaining lease term for 13 BI-LO stores in the portfolio is 5 years


Your Logo Here
Shoppes at Myrtle Park- Bluffton, SC

Protect Cashflow
- Rental income collected until expiration of in place lease
- No material co-tenancy provisions
- Priority is backfilling the spaces prior to lease expiration

Source Backfills
- Landlord is in possession of two LOI's with non-grocer retailers for the backfill of the Bluffton location in part or in whole
- Leasing team is fielding interest from several potential users for both the Cypress and Brook Run locations

Long Term Strategy
- Operations is performing a portfolio wide risk analysis to mitigate risk exposure
- Annual retailer portfolio reviews underway to continue to foster our strong relationships and partner with our tenants.

15

ADAPTING TO CHANGE PROVIDES OPPORTUNITY 94% of retail sales still take place at the store level In 2015, 65% of grocers offered some kind of online ordering1 28% of WHLR grocers offer online services Point of sale still at physical store Retailers and retail locations are adapting to new consumer shopping trends Omni-channel retail integration Online ordering Curbside pick-up Capital investments by retailers in operating stores allows Wheeler to secure longer lease term and exercise options with rent increases Retailers reducing square footage provides opportunity for additional income via new leasing Strategic leasing allows for supportive co-tenancy and cross-shopping There are more retail store openings versus store closures 684 planned grocery store openings for 2017 Retailers are expanding their markets geographically (1) Source: National Retail Federation WHLR Retailers with planned store openings (1) (1)

Majority of Wheeler’s anchor and junior anchor tenants focus on ‘necessity-based’ products or services that, Wheeler believes, are less likely to be impacted by e-commerce business and fluctuations in the economy Same Store NOI for previous eight quarters is 4.07% for WHLR properties compared to an industry average of 3.1%(1) SSNOI decline attributed to 23,000 SF Office Max rent decrease upon exercise of renewal option PROVEN OPERATING RESULTS Source: Bloomberg

LEASE EXPIRATION SCHEDULE BY CALENDAR YEAR Minimal Annualized Base Rent (ABR) attributed to anchor tenant lease expirations occurring in 2017 Weighted average remaining lease term of 4.37 years Weighted average remaining lease term for anchor tenants1 is 5.07 years Anchors defined here as leases comprising 20,000 square feet or more Reflects leases executed through July 5, 2017 that commence subsequent to the end of the current period.

LEASING TRENDS Wheeler has maintained stable occupancy rates – average of 94.5% since the Company’s IPO For the three months ended June 30, 2017, approximately 108,743 square feet was renewed at an average weighted increase of 5.14% over prior rates excluding the Office Max renewal As of June 30, 2017, average occupancy rate of a U.S. shopping center was measured at 93.17%1 Annualized Base Rent increase of .52% per square foot over 1Q17 Historical Occupancy Rates Source: ICSC http://quickstats.icsc.org/ViewSeries.aspx?id=12738 2) 94.3% includes leases that have not yet commenced as well as occupied 2

WHLR PORTFOLIO SUPPLY/DEMAND PROFILE IN-LINE WITH INDUSTRY WLHR’s assets are located in lower population-density markets and have the lowest number of competing grocers within a 3-mile radius among all publicly traded shopping center REITs Construction costs of new stores do not command enough market share to support increased rent Lower density markets insulates our assets from e-commerce, and the lack of competing grocers supports WHLR’s strategy of bringing institutional capital to secondary and tertiary markets Source: Maptitude, Company documents

ACQUISITION STRATEGY Well located properties in secondary and tertiary markets High unlevered returns (expected cap rates of ~9%) Focus on dominant multi-tenant grocery-anchored centers with necessity-based inline tenants National & regional tenants High traffic count and ease of access Sale of non-core assets Ancillary & Specialty Income Opportunity to improve revenue through active lease and expense management Utilizing exterior parking for build-to-suit outparcels or pad sales Maximizing Common Area Maintenance (“CAM”) reimbursement income available from existing leases Company utilizes strict underwriting guidelines and due diligence processes to identify key issues and uncover opportunities with large upside potential

DEMAND FOR RETAIL LOCATIONS

WHEELER
REAL ESTATE INVESTMENT TRUST

- Non-Core assets provide WHLR the ability demonstrate retail demand and cap rate compression
- Monetized value via sale of vacant Steak & Shake and land parcel Carolina Place in 2Q16
- Wheeler will continue to evaluate its portfolio for specialty and ancillary income opportunities and the sale of non-core assets



Rivergate Shopping Center, Macon, GA

Status	Property Name	Location	Square Footage	Purchase Price	Purchase NOI	Purchase Cap	Purchase Sale	Sale NOI	Sale Cap
Closed	Reasors - Jenks	Jenks, OK	81,000	$ 11,400,000	$912,000	8.00%	$12,160,000	$912,000	7.50%
	Reasors - Bixby	Bixby, OK	74,889	$10,600,000	$768,500	7.25%	$10,978,571	$768,500	7.00%
	Harps	Grove, OK	31,500	$4,555,400	$364,432	8.00%	$5,206,171	$364,432	7.00%
	Starbucks/Verizon	Virginia Beach, VA	5,600	$1,394,400	$101,094	7.25%	$2,127,500	$129,778	6.10%
	Ruby Tuesday/Outback Steakhouse	Morgantown, WV	11,097	$1,265,058	$108,921	8.61%	$2,285,000	$132,987	5.82%
	Steak & Shake	Macon, GA	4,130	$1,466,720	$187,000	12.75%	$2,225,000	$0	N/A
	Carolina Place (Raw land)	Onley, VA		$250,000	$0		$250,000	$0	N/A
Total Closed			**208,216**	**$30,931,578**	**$2,441,947**	**7.89%**	**$35,232,242**	**$2,307,697**	**6.55%**

1) Steak & Shake was acquired as an outparcel to Rivergate Shopping Center in 4Q16. The lease with Steak & Shake expired and the parcel was an opportunistic sale.

22

STRENGTH IN INCOME METRICS Butler Square Adjusted EBITDA / Interest Expense1,2 Adjusted EBITDA / Fixed Charges1,2 AFFO before Pref. Dividends / Pref. Dividends1,2 Annualized AFFO per Share1 For a definition of AFFO, Adjusted EBITDA and other Non-GAAP measures and a reconciliation to GAAP measures, please see the Appendix For a detailed calculation of the ratios shown above, please see the Appendix

Appendix

PROPERTY OVERVIEW CONTINUED (as of 06/30/2017)

WHEELER
REAL ESTATE INVESTMENT TRUST

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (2)	Annualized Base Rent per Occupied Sq. Foot
Alex City Marketplace	Alexander City, AL	18	147,791	99.2%	99.2%	146,591	$ 1,092,037	$ 7.45
Amscot Building (3)	Tampa, FL	1	2,500	100.0%	100.0%	2,500	115,849	46.34
Beaver Ruin Village	Lilburn, GA	28	74,038	89.1%	89.1%	65,989	1,048,802	15.89
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	414,027	11.85
Berkley (4)	Norfolk, VA	—	—	—%	—%	—	—	—
Berkley Shopping Center	Norfolk, VA	11	47,945	94.2%	94.2%	45,140	363,048	8.04
Brook Run Shopping Center	Richmond, VA	19	147,738	92.3%	92.3%	136,327	1,527,624	11.21
Brook Run Properties (4)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	10	54,397	99.8%	99.8%	54,277	551,219	10.16
Butler Square	Mauldin, SC	16	82,400	98.2%	98.2%	80,950	797,926	9.86
Cardinal Plaza	Henderson, NC	7	50,000	94.0%	94.0%	47,000	447,350	9.52
Chesapeake Square	Onley, VA	14	99,848	90.4%	89.0%	88,814	706,912	7.96
Clover Plaza	Clover, SC	9	45,575	100.0%	100.0%	45,575	352,152	7.73
Columbia Fire Station (6)	Columbia, SC	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	14	170,475	99.4%	99.4%	169,425	942,508	5.56
Courtland Commons (4)	Courtland, VA	—	—	—%	—%	—	—	—
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	920,322	8.59
Cypress Shopping Center	Boiling Springs, SC	17	80,435	98.3%	98.3%	79,035	869,386	11.00
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	208,008	8.00
Devine Street	Columbia, SC	2	38,464	100.0%	100.0%	38,464	549,668	14.29
Edenton Commons (4)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	6	47,794	100.0%	100.0%	47,794	720,863	15.08
Forrest Gallery	Tullahoma, TN	28	214,451	94.7%	94.7%	202,981	1,347,366	6.64
Fort Howard Shopping Center	Rincon, GA	16	113,652	91.2%	91.2%	103,620	828,908	8.00
Franklin Village	Kittanning, PA	29	151,673	100.0%	100.0%	151,673	1,159,029	7.64
Franklinton Square	Franklinton, NC	14	65,366	93.0%	93.0%	60,800	556,594	9.15
Freeway Junction	Stockbridge, GA	14	156,834	94.6%	94.6%	148,424	1,071,521	7.22
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267,215	9.04
Graystone Crossing	Tega Cay, SC	11	21,997	100.0%	100.0%	21,997	535,030	24.32
Grove Park	Orangeburg, SC	15	106,557	87.8%	87.8%	93,579	650,713	6.95
Harbor Point (4)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	9	60,048	100.0%	100.0%	60,048	441,940	7.36
Jenks Plaza	Jenks, OK	5	7,800	83.5%	66.7%	5,200	101,664	19.55
Laburnum Square	Richmond, VA	22	109,405	100.0%	100.0%	109,405	974,256	8.91
Ladson Crossing	Ladson, SC	14	52,607	95.4%	95.4%	50,207	734,094	14.62
LaGrange Marketplace	LaGrange, GA	15	76,594	100.0%	98.0%	75,094	429,597	5.72
Lake Greenwood Crossing	Greenwood, SC	6	47,546	87.4%	87.4%	41,546	408,841	9.84
Lake Murray	Lexington, SC	5	39,218	100.0%	100.0%	39,218	351,117	8.95
Laskin Road (4)	Virginia Beach, VA	—	—	—%	—%	—	—	—
Litchfield Market Village	Pawleys Island, SC	17	86,740	83.8%	83.8%	72,663	1,051,655	14.47

25

(1) Annualized base rent per occupied square foot, assumes base rent as of the end of the current reporting period; excludes the impact of tenant concessions.

(2) We own the Amscot Building, but we do not own the land underneath the buildings and instead lease the land pursuant to ground leases with parties that are affiliates of Jon Wheeler. These ground leases require us to make annual rental payments and contain escalation and renewal options.

PROPERTY OVERVIEW CONTINUED (as of 06/30/2017)

WHEELER REAL ESTATE INVESTMENT TRUST

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (2)	Annualized Base Rent per Occupied Sq. Foot
Lumber River Village	Lumberton, NC	11	66,781	100.0%	100.0%	66,781	$ 514,956	$ 7.71
Monarch Bank	Virginia Beach, VA	1	3,620	100.0%	100.0%	3,620	265,796	73.42
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	323,451	12.07
Nashville Commons	Nashville, NC	12	56,100	99.9%	99.9%	56,050	583,953	10.42
New Market Crossing	Mt. Airy, NC	12	116,976	94.8%	94.8%	110,868	956,857	8.63
Parkway Plaza	Brunswick, GA	5	52,365	96.9%	96.9%	50,765	537,592	10.59
Perimeter Square	Tulsa, OK	8	58,277	85.2%	51.8%	30,162	372,272	12.34
Pierpont Centre	Morgantown, WV	18	122,259	90.9%	90.9%	111,162	1,321,240	11.89
Port Crossing	Harrisonburg, VA	9	65,365	97.9%	97.9%	64,000	803,368	12.55
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140,203	7.00
Riverbridge Shopping Center	Carrollton, GA	11	91,188	98.5%	98.5%	89,788	663,789	7.39
Riversedge North (5)	Virginia Beach, VA	—	—	—%	—%	—	—	—
Rivergate Shopping Center	Macon, GA	30	201,680	96.6%	96.6%	194,819	2,717,481	13.95
Sangaree Plaza	Summerville, SC	9	66,948	100.0%	100.0%	66,948	588,160	8.79
Shoppes at Myrtle Park	Bluffton, SC	12	56,380	100.0%	100.0%	56,380	936,495	16.61
Shoppes at TJ Maxx	Richmond, VA	18	93,624	100.0%	100.0%	93,624	1,133,025	12.10
South Lake	Lexington, SC	10	44,318	100.0%	100.0%	44,318	440,038	9.93
South Park	Mullins, SC	2	60,734	71.2%	71.2%	43,218	491,245	11.37
South Square	Lancaster, SC	5	44,350	89.9%	89.9%	39,850	321,742	8.07
St. George Plaza	St. George, SC	3	59,279	62.0%	62.0%	36,768	273,186	7.43
St. Matthews	St. Matthews, SC	5	29,015	87.2%	87.2%	25,314	307,382	12.14
Sunshine Plaza	Lehigh Acres, FL	20	111,189	92.8%	92.8%	103,133	928,517	9.00
Surrey Plaza	Hawkinsville, GA	5	42,680	100.0%	89.5%	38,180	261,495	6.85
Tampa Festival	Tampa, FL	18	137,987	94.0%	94.0%	129,687	1,164,085	8.98
The Shoppes at Eagle Harbor	Carrollton, VA	7	23,303	100.0%	100.0%	23,303	463,359	19.88
Tri-County Plaza	Royston, GA	7	67,577	90.5%	90.5%	61,177	440,787	7.21
Tulls Creek (4)	Moyock, NC	—	—	—%	—%	—	—	—
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	454,315	9.53
Village of Martinsville	Martinsville, VA	18	297,950	96.1%	96.1%	286,431	2,250,556	7.86
Walnut Hill Plaza	Petersburg, VA	8	87,239	65.0%	65.0%	56,737	446,519	7.87
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	479,068	9.63
Westland Square	West Columbia, SC	10	62,735	80.8%	80.8%	50,690	457,324	9.02
Winslow Plaza	Sicklerville, NJ	14	40,695	87.0%	87.0%	35,400	534,708	15.10
Total Portfolio		708	4,902,381	94.3%	93.7%	4,595,388	$ 44,110,205	$ 9.60

(3) This information is not available because the property is undeveloped.
(4) This property is our corporate headquarters that we 100% occupy.
(5) This information is not available because the property is a redevelopment property
(6) Reflects leases executed through April 7, 2017 that commence subsequent to the end of the current period.

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NON-GAAP MEASURES Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while, historically, real estate values have risen or fallen with market conditions. Core FFO: Management defines Core FFO as FFO adjusted for acquisition costs, capital-related costs, stock based-compensation, loan cost amortization, and one time-charges. Adjusted FFO (AFFO): Management defines AFFO as Core FFO adjusted for straight-line rental income, above/below market lease income, accrued (non-cash) interest income, and a $0.20/sf reserve for capital expenditures and tenant improvements. Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common shareholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to non-controlling interests, and depreciation and amortization, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes items affecting the comparability of the periods presented, including, but not limited to, costs associated with acquisitions and capital-related activities. Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact that certain factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, involuntary conversion, interest expense, interest income, provision for income taxes, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and, accordingly, the Company's NOI may not be comparable to that of other REITs.

Lending relationships with nationally recognized banks $75 Million revolving credit facility with KeyBank National Association Currently in process of reducing outstanding balance to below $50 million Interest expense savings of $0.01/share Weighted average interest rate of 4.47% Revere line of credit extended to 2018 Since established in April 2016, paid down by $1.2 million to $6.8 million WHLR’s Debt Profile from Continuing Operations Debt / Maturity profile FROM CONTINUING OPERATIONS Total Outstanding Debt $311 million Maturity of $75 million Key Bank Facility and Revere line of credit

CONSOLIDATED STATEMENT OF OPERATIONS (Amounts in thousands, except per share amounts) Three Months Ended June 30, Three Months Ended June 30, (unaudited) (unaudited) 2017 2017 2016 2016 TOTAL REVENUES $ 14,719 $ 11,084 OPERATING EXPENSES: Property operations 3,747 2,797 Non-REIT management and leasing services 636 279 Depreciation and amortization 6,309 5,432 Provision for credit losses 168 77 Corporate general & administrative 1,317 2,512 Total Operating Expenses 12,177 11,097 Operating Income (Loss) 2,542 (13) Gain on disposal of properties 1,022 — Interest income 360 1 Interest expense (4,570) (3,742) Net Loss from Continuing Operations Before Income Taxes (646) (3,754) Income tax expense (69) — Net Loss from Continuing Operations (715) (3,754) Discontinued Operations Income from operations — 55 (Loss) gain on disposal of properties (11) 688 Net (Loss) Income from Discontinued Operations (11) 743 Net Loss (726) (3,011) Less: Net loss attributable to noncontrolling interests (13) (313) Net Loss Attributable to Wheeler REIT (713) (2,698) Preferred stock dividends (2,494) (512) Net Loss Attributable to Wheeler REIT Common Shareholders $ (3,207) $ (3,210) Loss per share from continuing operations (basic and diluted) $ (0.37) $ (0.46) Income per share from discontinued operations — 0.08 $ (0.37) $ (0.38) Weighted-average number of shares: Basic and Diluted 8,628,204 8,410,618 Dividends declared per common share $ 0.34 $ 0.42

Balance sheet summary (Amounts in thousands, except per share amounts) June 30, 2017 June 30, 2017 December 31, 2016 December 31, 2016 (unaudited) (unaudited) ASSETS: Investment properties, net $ 384,432 $ 388,880 Cash and cash equivalents 7,052 4,863 Restricted cash 9,242 9,652 Rents and other tenant receivables, net 3,670 3,984 Related party receivables 1,803 1,456 Notes receivable 12,000 12,000 Goodwill 5,486 5,486 Assets held for sale — 366 Above market lease intangible, net 10,954 12,962 Deferred costs and other assets, net 42,121 49,397 Total Assets $ 476,760 $ 489,046 LIABILITIES: Loans payable, net $ 305,018 $ 305,973 Liabilities associated with assets held for sale — 1,350 Below market lease intangible, net 11,112 12,680 Accounts payable, accrued expenses and other liabilities 9,708 9,610 Dividends payable 5,473 1,711 Total Liabilities 331,311 331,324 Commitments and contingencies — — Series D Cumulative Convertible Preferred Stock (no par value, 4,000,000 shares authorized, 2,237,000 shares issued and outstanding; $55.93 million aggregate liquidation preference) 52,869 52,530 EQUITY: Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding) 453 453 Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 1,871,244 shares issued and outstanding; $46.78 million aggregate liquidation preference) 40,776 40,733 Common Stock ($0.01 par value, 18,750,000 shares authorized, 8,666,646 and 8,503,819 shares issued and outstanding, respectively) 87 85 Additional paid-in capital 226,075 223,939 Accumulated deficit (183,729) (170,377) Total Shareholders’ Equity 83,662 94,833 Noncontrolling interests 8,918 10,359 Total Equity 92,580 105,192 Total Liabilities and Equity $ 476,760 $ 489,046

FFO and AFFO 1) Other non-recurring expenses are detailed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on From 10-Q for the period ended June 30, 2017. (Amounts in thousands, except per share amounts) FFO and AFFO Three Months Ended June 30, Three Months Ended June 30, 2017 2017 2016 2016 (unaudited) (unaudited) Net Loss $ (726) $ (3,011) Depreciation and amortization of real estate assets 6,309 5,432 Gain on disposal of properties (1,022) — Loss (gain) on disposal of properties-discontinued operations 11 (688) FFO 4,572 1,733 Preferred stock dividends (2,494) (512) Preferred stock accretion adjustments 205 88 FFO available to common shareholders and common unitholders 2,283 1,309 Acquisition costs 339 383 Capital related costs 166 188 Other non-recurring and non-cash expenses (1) 23 222 Share-based compensation 224 261 Straight-line rent (219) (135) Loan cost amortization 1,064 645 Accrued interest income (120) — Above (below) market lease amortization 190 — Recurring capital expenditures and tenant improvement reserves (245) (187) AFFO $ 3,705 $ 2,686 Weighted Average Common Shares 8,628,204 8,410,618 Weighted Average Common Units 728,934 705,558 Total Common Shares and Units 9,357,138 9,116,176 FFO per Common Share and Common Units $ 0.24 $ 0.14 AFFO per Common Share and Common Units $ 0.40 $ 0.29

CAPITAL STRUCTURE

WHEELER REAL ESTATE INVESTMENT TRUST

	March 31, 2017 Debt Outstanding ($000)	June 30, 2017 Debt Outstanding ($000)
Security		
Senior Convertible Debt (9% Coupon, Dec-18 Maturity) [1,2]	$1,369	$1,369
Key Bank Line of Credit (3.70% @ 06/30/17, 3.46% @ 3/31/17,May-18 Maturity)	$68,032	$68,032
Vantage South Line of Credit (4.25%, Sept-17 Maturity)	$3,000	$3,000
Revere High Yield Fund (8.00%, April-18 Maturity)	$7,450	$6,833
Property Debt (4.57%/4.53% Weighted Average Coupon, Various Maturities)	$233,143	$232,204
Total Debt	**$312,994**	**$311,438**

	March 31, 2017 Equity Shares Outstanding	March 31, 2017 Amount ($000)	June 30, 2017 Shares Outstanding	June 30, 2017 Amount ($000)
Security				
Series A 9% Preferred ($1,000 / share)	562	$562	562	$562
Series B 9% Preferred ($25 / share, $40.00 conversion price)[3]	1,871,244	$44,648	1,871,244	$42,103
Series D 8.75% Preferred ($25/ share, $16.96 conversion price)	2,237,000	$58,184	2,237,000	$51,563
Common Stock / OP Units	9,350,358	$129,409	9,366,511	$95,632
Market Value of Equity		**$232,803**		**$189,860**
Total Capitalization		**$545,797**		**$501,298**

1. 648,425 warrants were issued in connection with the Senior Non-Convertible Debt, each with a $38.00 exercise price and expiration in January 2019
2. All eligible shares have been converted as of 03/31/17
3. 1,986,600 warrants were issued in connection with the Series B Preferred Stock, each warrant permits holders to purchase 0.125 shares of Common Stock at an exercise price of $44.00 per share and expire in April 2019

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SIMPLIFIED 2017 FULL YEAR GUIDANCE 2017 Detail Net Operating Income $40M 92-93% NOI margin on $44M of in-place rents Third Party Fees, Net $2M Property management fees, leasing commissions, and development fees, net of taxes Interest Income $1M Cash interest income from loan to Sea Turtle Marketplace redevelopment; $12M @ 8% cash, 4% accrued Global Cash General & Administrative Expenses -$5M Includes G&A for both REIT owned and Non-REIT owned businesses and exclusive of acquisitions, capital-related, and non-recurring costs Interest Expense -$14M Approximately 4.4% weighted average interest rate on $311M total debt Preferred Dividend Payments -$9M $103M of Series A, B, & D aggregate par value; wtd. avg. 8.9% coupon Capex & TI Reserve -$1M $0.20/sf CapEx & TI Reserve across 4.9M sq. feet Adjusted Funds From Operations (AFFO)1 $14M Total Shares & OP Units 9.4M AFFO/Share $1.48-$1.52 Stated AFFO guidance for the year 2017

NASDAQ: WHLR Think Retail. Think Wheeler.®